UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1095 Broken Sound Parkway, Suite 300 Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events

On August 2, 2021, Greenlane Holdings, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), in connection with the commencement of an at-the-market equity offering program (the “Program”). Pursuant to the terms and conditions of the Sales Agreement, the Company may, from time to time, issue and sell through or to Cowen, shares of its Class A common stock, $0.01 par value per share, having an aggregate offering price of up to $50,000,000 (the “Shares”).

Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Global Market or sales made to or through a market maker or through an electronic communications network. The Company or Cowen may at any time suspend the offering or terminate the Sales Agreement pursuant to the terms of the Sales Agreement. The actual sale of Shares under the Program will depend on a variety of factors to be determined by the Company in its sole discretion from time to time, including, among other things, market conditions, the trading price of the Company’s Class A common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.

Cowen will be entitled to a commission that equals to 3.0% of the gross offering proceeds of Shares sold through it as sales agent. Under the terms of the Sales Agreement, the Company also may sell Shares to Cowen as principal, pursuant to a separate agreement, for its own account at a price agreed upon in writing at the time of sale.

Cowen has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts consistent with its normal sales practices to execute any order that the Company submits to it under the Sales Agreement.

The Company intends to use any net proceeds from the sale of its Shares under the Sales Agreement to fund potential business acquisitions and for general corporate and working capital purposes

The Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-257654), and a prospectus supplement relating to the Shares that was filed with the Securities and Exchange Commission on August 2, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed as an exhibit to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Sales Agreement, dated August 2, 2021, by and among Greenlane Holdings, Inc. and Cowen and Company, LLC.
5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenlane Holdings, Inc.

Dated: August 2, 2021	By:	/s/ William Mote
William Mote
Chief Financial Officer